Exhibit 99.1

INTERNATIONAL POWER GROUP, LTD.

 APPOINTS JOHN BENVENGO

AS ITS PRESIDENT AND CHIEF OPERATING OFFICER

CELEBRATION FLORIDA, May 5, 2008- International Power Group, Ltd. (OTCBB: IPWG-OB), today announced that its board of directors has named John Benvengo to serve as the company's President and Chief Operating Officer (“COO”), effective May 12, 2008.

Benvengo will be leaving RSF Recycling, a leading waste recycling company, where he has been General Manager in charge of Florida operations since 2006. Benvengo’s duties and responsibilities with RSF have included overseeing a recycling facility that includes a landfill. Prior to joining RSF, Benvengo served between 2000 and 2006 as General Manager of BFI/Allied Waste and was responsible for the movement of over 3,000 tons of municipal solid waste per day. Earlier in his career, Benvengo held management level positions with BOE, a company that was later acquired by Waste Management, and with the New York City Sanitation Department.

International Power’s Chairman, Peter Toscano, said, “John has a great track record, terrific instincts and really understands the waste remediation and recycling business. As President and COO, John will be responsible for helping International Power scale its operations and establish a presence in global waste-to-energy and waste-heat-to-energy markets.”

CONTACT:

International Power Group, Ltd.

Peter Toscano – Tel. 407-566-0318

Chairman

For more information about the company, visit our website: http://www.international-power.com

FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties.  For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-KSB, as amended, for the most recently ended fiscal year.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions.  These forward- looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, quotation on the OTC Bulletin Board and statements regarding the Company's mission and vision.  The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.